UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 6, 2014
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-191049	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 6, 2014, Steadfast Apartment REIT, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Holders of 426,193 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 55.68% of the total number of shares entitled to vote at the meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Withheld
G. Brian Christie	424,860	1,333
Rodney F. Emery	424,860	1,333
Ella S. Neyland	424,860	1,333
Thomas H. Purcell	424,860	1,333
Kerry D. Vandell	424,860	1,333

No broker non-votes were cast in the election of the director nominees.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
424,860	0	1,333
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	August 11, 2014	By:	/s/ Ella S. Neyland
Ella S. Neyland
President